Exhibit 5.1


                            FREDRIKSON & BYRON, P.A.

                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402

                            Telephone: (612) 347-7000
                            Facsimile: (612) 347-7077


                                  July 22, 1998


Medtronic, Inc.
7000 Central Avenue N.E.
Minneapolis, Minnesota  55432

         Re:  Registration Statement on Form S-3

Ladies/Gentlemen:

         We are acting as corporate counsel to Medtronic, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act") of up to 12,500,000 shares of the Company's Common Stock, $.10 par value, including the associated preferred share purchase rights (the "Shares"), pursuant to an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Act in amounts and at prices and terms to be set forth in accompanying prospectus supplement.

         In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the
Company:

         1.       The Company's Articles of Incorporation, as amended.

         2.       The Company's Bylaws, as amended.

         3. Certain corporate resolutions of the Company's Board of Directors pertaining to the issuance by the Company of the Shares.

         4.       The Registration Statement.

         Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

         1. The Shares are validly authorized by the Company's Articles of Incorporation, as amended.

         2. The Shares, when issued and paid for, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Shares" included in the Registration Statement and the related Prospectus.

                                              Very truly yours,

                                              FREDRIKSON & BYRON, P.A.


                                              By   /s/ Melodie R. Rose
                                                   Melodie R. Rose